Exhibit 99.2

[ABLE ENERGY Leterhead]

October 3, 2006

VIA ELECTRONIC MAIL
Nasdaq Listing Qualifications
The Nasdaq Stock Market, Inc.
9600 Blackwell Road, Suite 500
Rockville, MD 20850
Attention: Douglas McKenney

Market Integrity
The Nasdaq Stock Market, Inc.
80 Merritt Boulevard
Trumbull, CT  06611
Attention: Jennifer Carangelo

Re:  Able Energy, Inc. (the “Company”)

Ladies and Gentlemen:

Please be advised that the Company hereby provides formal notice to Nasdaq of its intention to voluntarily delist from the Nasdaq Capital Market (as well the Company’s notice of withdrawal of its pending Listing Application). The Company requests that such delisting be effective as of the start of trading on Friday, October 13, 2006. The last trading day for the Company’s common stock on the Nasdaq Capital Market will be Thursday, October 12, 2006. The Company intends to file a Form 25 with the SEC on or before Friday, October 13, 2006. The Company believes that such actions will allow the Company to complete certain transactions which the Board of Directors believes are in the best interests of the Company’s stockholders.

                    Very truly yours,

                    /s/ Christopher Westad
                    Christopher Westad
                    Acting CEO, Able Energy
cc: Board of Directors, Able Energy